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                                                                   EXHIBIT 10.48
                                    AGREEMENT

               This Agreement (this "AGREEMENT") is made this 7th day of March, 2001, by and between Nextel Communications, Inc. ("PARENT") and Nextel International, Inc. (the "COMPANY").

                                    RECITALS

               1. The Company is an indirect subsidiary of Parent.

               2. The Company intends to register shares of its Class A Common Stock, par value $0.001 ("CLASS A COMMON STOCK"), for offer and sale to the public (that sale, but not the overallotment option, the "IPO").

               3. Parent is willing to contribute capital, through a wholly owned subsidiary of Parent, to the Company and to receive, among other things, the Class B Common Stock, par value $0.001, of the Company (the "CLASS B COMMON STOCK") in connection with the consummation of the IPO.

               4. In consideration for Parent's contribution of capital, the Company has agreed to grant to Parent the right (which Parent may exercise through or assign to one or more Affiliates of Parent as designated by Parent from time to time in accordance with Section 4(c)) to maintain its ownership interest in the Company as more fully described below.

                                    AGREEMENT

               The parties to this Agreement agree as follows:

        1. ANTI-DILUTIVE RIGHTS. (a) From and after the Effective Date (defined in Section 4(k)) until such time as all of the Class B Common Stock owned by Parent has been converted into Class A Common Stock and Parent ceases to own any Class B Common Stock, in the event of any proposed public or private issuances (each a "PROPOSED ISSUANCE") of shares of (i) Class A Common Stock,
(ii) Class B Common Stock or (iii) any other capital stock of the Company or any other security convertible into or exercisable or exchangeable (with or without the payment of additional consideration) for Class A Common Stock, Class B Common Stock or other capital stock of the Company (excluding issuances of shares of Class A Common Stock upon conversion of Class B Common Stock) (any such security a "DERIVATIVE SECURITY") (the securities of the Company referred to in clauses (i), (ii) and (iii) being referred to herein as "CAPITAL STOCK"), the Company shall send written notice thereof to Parent not less than forty-five
(45) days prior to such Proposed Issuance, which notice must set forth all material terms of the Proposed Issuance including, without limitation, the manner of sale, the per share sale price (the "SALE PRICE") and the amount and type of any other consideration to be received by the Company.

        (b) Parent will have the right, by sending irrevocable written notice thereof to the Company within thirty (30) days after receipt of the Company's notice, to purchase up to such


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number of shares of Capital Stock or Derivative Securities, subject to Section
3(b), as is necessary to maintain its Voting Power Ownership Percentage or its Fully Diluted Ownership Percentage (whichever is greater) as they existed immediately prior to such Proposed Issuance.

        (c)     Prices to Parent will be:

                (1) If the Proposed Issuance is Capital Stock solely for cash, then the Sale Price;

                (2) If the Proposed Issuance is Capital Stock and is not for cash, then at the average of the closing sales prices of a share of Class A Common Stock as reported on the Nasdaq National Market for the ten (10) trading day period beginning on and including the eleventh Business Day immediately preceding the Closing (defined in Section 3(a)) and ending on and including the Business Day immediately preceding the Closing as reported in The Wall Street Journal (the "AVERAGE PRICE").

                (3) If the Proposed Issuance involves only a Derivative Security and the Derivative Security is bought solely for cash, then the Sale Price;

                (4) If the Proposed Issuance involves only Capital Stock acquired upon exercise, exchange or conversion of a Derivative Security, then the Average Price;

                (5) If the Proposed Issuance involves a combination of Capital Stock or other securities and Derivative Securities (such combination a "UNIT") and such Unit is sold solely for cash, then the Sale Price; and

                (6) If the Proposed Issuance involves a Derivative Security and/or a security that is either not Capital Stock or is Capital Stock other than Class A Common Stock or Class B Common Stock, and the sale thereof is not solely for cash, then the cash price determined by the agreement of the Company and Parent; and

                (7) To the extent Parent has elected to acquire Derivative Securities, any acquisition of shares of Capital Stock upon exercise, exchange or conversion of such Derivative Securities shall be pursuant to the terms thereof.

        2. OPTION. (a) From and after the Effective Date until Parent fails to exercise its right under Section 2(b) and so long as a result of such failure is that Parent loses its ability to consolidate the Company with Parent under
Section 1504 of the Code, prior to an Option Event (as defined in Section 4(a) below) that (i) would result in Parent owning less than 82% of the voting power or value of the Company (the "PERCENTAGE THRESHOLD") as determined pursuant to the principles established under Section 1504 of the Internal Revenue Code of 1986, as amended from time to time, or any successor provision, and the rules and regulations promulgated thereunder (the "CODE"), or (ii) could be reasonably interpreted by the Internal Revenue Service to decrease Parent's ownership percentage of the Company below the percentage or percentages


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required to satisfy the consolidation tests of Section 1504 of the Code (the
"TAX THRESHOLD"), the Company shall send written notice thereof to Parent not less than forty-five (45) days prior to such Option Event.

        (b) Parent will have the right, by sending irrevocable written notice thereof to the Company within thirty (30) days after receipt of the Company's notice, to purchase such securities as are set forth in Section 3(b) up to that number of such securities as is necessary to maintain the Percentage Threshold or satisfy the Tax Threshold, as the case may be.

        (c)     Prices to Parent will be as set forth in Section 1(c) or Section
2(f).

        (d) Subject to the limitations and exclusions set forth in the next sentence, the Company shall indemnify Parent and its Affiliates (other than the Company and its subsidiaries) (collectively, the "INDEMNIFIED PARTIES") against, and hold each Indemnified Party harmless from, any damage, claim, loss, cost, liability or expense, including interest, penalties and reasonable attorneys' fees (collectively, the "DAMAGES") incident to, arising out of, in connection with or related to, whether directly or indirectly, a breach by the Company of this Section 2, including, without limitation, any federal or state tax liability. Notwithstanding the foregoing, (i) to the extent Parent's loss of its ability to consolidate the Company with Parent under Section 1504 of the Code can be restored by the Company's issuance, and Parent's purchase, of additional shares of Capital Stock, and the Company offers to issue, but Parent fails to purchase, such additional shares, then the Company will not be liable under this
Section 2(d) to the extent Damages result from the loss of such ability to consolidate in the tax year or years for which tax consolidation status would have been restored if the Company had purchased such shares, and (ii) if a majority of the Parent Affiliate Directors vote in favor of a Proposed Issuance, the Company will not be liable for any Damages resulting from such Proposed Issuance under this Section 2(d).

        (e) If a Proposed Issuance is governed by both Section 1 and Section 2, then Parent will have the right to purchase such number of shares as is necessary to maintain its Voting Power Ownership Percentage, its Fully Diluted Ownership Percentage, the Tax Threshold or the Percentage Threshold, whichever is greatest.

        (f) The Company and Parent will negotiate in good faith to reach agreement prior to consummation of the IPO on procedures and mechanisms to be implemented to provide Parent with a periodic opportunity to exercise its rights to acquire additional shares of Capital Stock in anticipation of future issuance of Capital Stock in Option Events that could reasonably be expected to occur during the relevant future period. Any shares of Capital Stock acquired by Parent as anticipated by this Section 2(f) shall be acquired at the Average Price.

        3. CLOSINGS. (a) A closing for the purchase of Capital Stock pursuant to Section 1 or Section 2 (the "CLOSING") will occur, subject to the receipt of any necessary Authorizations, on the later of (i) the date on which such public or private issuance occurs, as the case may be, or (ii) such later date as may be agreed to by Parent and the Company, at a time and place specified by Parent in a notice provided to the Company at least ten (10) days prior to the Closing. In connection with the Closing, the Company and Parent shall provide such customary closing certificates and opinions as Parent and the Company, as appropriate, reasonably request.

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        (b)     Where the securities being issued in any Proposed Issuance or
Option Event are either (A) Class A Common Stock, (B) Class B Common Stock, or
(C) Derivative Securities that are convertible into, or exercisable, or exchangeable for (directly or indirectly ) Class A Common Stock and/or Class B Common Stock, then Parent has the right, at its sole option, to maintain its Voting Power Ownership Percentage, Fully Diluted Ownership Percentage, Tax Threshold or Percentage Threshold, as the case may be, by purchasing one of the following: (i) the Capital Stock being offered in a Proposed Issuance or Option Event, as the case may be, (ii) Class B Common Stock, or (iii) if such Proposed Issuance or Option Event, as the case may be, involves Derivative Securities that are convertible into or exercisable or exchangeable for (directly or indirectly) Class A Common Stock, substantially identical Derivative Securities that instead shall be convertible into or exchangeable or exercisable for Class B Common Stock.

        4.      MISCELLANEOUS.

        (a)     Definitions:


               "AFFILIATE" means, (i) as to any Person, another Person that directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person and (ii) is permitted to be included in a consolidated federal income tax return filed by such Person (or by a group including such Person) pursuant to Section 1504 of the Code, but excluding the Company and its subsidiaries. For the purposes of this definition, "Control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

               "AUTHORIZATION" means any consent, approval or authorization of, expiration or termination of any waiting period requirement of, or filing, registration, qualification, declaration or designation with or by, any Governmental Authority.

               "BUSINESS DAY" means any day on which there is trading on the Nasdaq National Market.

               "FULLY DILUTED OWNERSHIP PERCENTAGE" means, as of the time of determination thereof, the percentage ownership calculated by dividing (i) the sum of (A) all shares of Capital Stock beneficially owned by Parent and its Affiliates (other than the Company and its subsidiaries), howsoever and whenever acquired by them, and (B) the total number of shares of Capital Stock purchasable under any option (other than under Section 2 of this Agreement) held by Parent or any of its Affiliates (other than the Company and its subsidiaries) that has not expired by its terms, by (iii) the sum of (A) subsection (i) above and (B) the Company's Fully Diluted Shares excluding those Fully Diluted Shares included in subsection (i) of this definition above.

               "FULLY DILUTED SHARES" means the number of shares of Capital Stock outstanding assuming the conversion of all securities convertible into Class A Common Stock or other equity security of the Company, the exercise of all options, warrants and rights to acquire Class A Common Stock or other equity security of the Company, whether or not vested, and regardless of


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whether the exercise price of any option is above or below the then market price and all restricted stock of the Company, in each case previously issued by the Company and not terminated, cancelled or held in treasury by the Company, whether or not treated as outstanding by the Company.

               "GOVERNMENTAL AUTHORITY" means any governmental or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether domestic or foreign, federal, state or local.

               "OPTION EVENT" means (i) a Proposed Issuance, (ii) the conversion of convertible debt or convertible securities into Capital Stock, (iii) the exercise of warrants or options to purchase Capital Stock, or (iv) any other right granted by the Company or exercised by a Person to acquire Capital Stock.

               "PARENT AFFILIATE DIRECTOR" means a director of the Company who is also a director, officer, employee or Affiliate (determined solely with reference to clause (i) of the defined term "Affiliate") of Parent (other than the Company and its subsidiaries).

               "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature or a group, including without limitation, any pension, profit sharing or other benefit plan or trust.

               "VOTING POWER OWNERSHIP PERCENTAGE" means the percentage ownership calculated by dividing (i) the aggregate number of votes in the election of Directors to which all shares of Voting Securities owned by Parent and its Affiliates (other than the Company and its subsidiaries) are entitled, howsoever and whenever acquired, by (ii) the aggregate number of votes in the election of Directors to which all issued and outstanding Voting Securities are entitled. For these purposes, Voting Securities issuable upon exercise or conversion of options, warrants or other securities or rights will not be included.

               "VOTING SECURITIES" means the Class A Common Stock, the Class B Common Stock and all other classes of Capital Stock that are entitled to vote generally in the election of Directors of the Company.

        (b) Notices. Except as otherwise provided, all notices that are permitted or required under this Agreement must be in writing and will be deemed given (i) when delivered personally, (ii) if by fax, upon transmission with confirmation of receipt by the receiving party's facsimile terminal, (iii) if sent by documented overnight delivery service, on the date delivered or (iv) if sent by mail, five (5) business days after being mailed by registered or certified mail, return receipt postage prepaid, addressed as follows, or to such other person or address as may be designated by notice to the other party:


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        If to the Parent, to:

        Nextel Communications, Inc.
        2001 Edmund Halley Drive
        Reston, VA   20191
        Attn:  General Counsel
        Phone:  (703) 433-4000
        Facsimile:  (703) 433-4036


        If to the Company, to:

        Nextel International, Inc.
        10700 Parkridge Boulevard, Suite 600
        Reston, VA   20191
        Attn:  General Counsel
        Phone:  (703) 390-5100
        Facsimile: (703)

        (c) Assignment. This Agreement will be binding upon the parties hereto and will inure to the benefit of the parties hereto and their legal successors and permitted assigns. This Agreement and the transactions contemplated hereby may not be assigned or otherwise transferred, in whole or in part, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that Parent may assign this Agreement or any right hereunder to one or more of its Affiliates (other than the Company and its subsidiaries) that is or are part of Parent's consolidated group for federal income tax purposes.

        (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered, will be an original instrument, but such counterparts together will constitute a single agreement.

        (e) Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER IS TO BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS RULES THEREOF.

        (f) Headings. The headings contained in this Agreement are for reference purposes only and do not affect the meaning or interpretation of this Agreement.

        (g) Severability. Any provision of this Agreement which is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability, provided that such invalidity or unenforceability does not deny any party the material benefits of the transactions for which it has bargained, such invalidity or unenforceability will not affect in any way the remaining provisions hereof.


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        (h)     Modification and Amendment. This Agreement may not be modified or amended except by written agreement specifically referring to this Agreement and signed by the parties hereto.

        (i) Waiver. No waiver of a breach or default hereunder will be considered valid unless in writing and signed by the party giving such waiver, and no such waiver will be deemed a waiver of any subsequent breach or default of the same or similar nature.

        (j) Further Assurances. The Company and Parent shall develop a mutually agreeable procedure that permits on a quarterly basis (or as otherwise agreed) the purchase of Capital Stock by Parent in anticipation of the exercise of options to purchase Capital Stock by the holders thereof or other potential issuances based on rights outstanding. If Parent purchases Capital Stock pursuant to this procedure, Parent's right to make additional anticipated purchases will cease until all options or other rights anticipated by such purchase result in issuance of Capital Stock.

        (k) Effective Date. This Agreement shall become effective upon the closing of the sale under the underwriting agreement related to the IPO (the "EFFECTIVE DATE").

               IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the day and year first written above.

                                NEXTEL COMMUNICATIONS, INC.
                                By: /s/ JOHN S. BRITTAIN, JR.
                                   --------------------------------
                                     Name:  John S. Brittain, Jr.
                                     Title:  Vice President and
                                              Chief Financial Officer

                                NEXTEL INTERNATIONAL, INC.
                                By: /s/ ROBERT J. GILKER
                                   -----------------------------------
                                     Name:  Robert J. Gilker
                                     Title:  Vice President and General
                                                  Counsel


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